Exhibit 21

Name of Entity	State of Formation
10 Metrotech Loan LLC	Delaware
5400 Westheimer Court LLC	Delaware
5400 Westheimer Holding L.P.	Delaware
5400 Westheimer Limited Partnership	Delaware
CDH CDO LLC	Delaware
FT-5400 New Unit Lender LLC	Delaware
FT-5400 Westheimer LLC	Delaware
FT-Amherst Property LLC	Delaware
FT-Amherst Property Manager LLC	Delaware
FT-Churchill Lender LLC	Delaware
FT-Churchill Property L.P.	Delaware
FT-FIN Acquisition LLC	Delaware
FT-FIN GP LLC	Delaware
FT-Florida Property LLC	Delaware
FT-Florida Property Manager LLC	Delaware
FT-KRG (Atlanta) LLC	Delaware
FT-KRG (Denton) LLC	Delaware
FT-KRG (Greensboro) LLC	Delaware
FT-KRG (Louisville) LLC	Delaware
FT-KRG (Seabrook) LLC	Delaware
FT-KRG Property L.P.	Delaware
FT-Marc Class B LLC	Delaware
FT-Marc Loan LLC	Delaware
FT-Ontario Holdings LLC	Delaware
FT-Ontario Parking LLC	Delaware
FT-Ontario Parking Manager LLC	Delaware
FT-Ontario Property LLC	Delaware
FT-Ontario Property Manager LLC	Delaware
FT-Orlando Property LLC	Delaware
FT-Orlando Property Manager LLC	Delaware
FT-WD Property LLC	Delaware
Newbury Apartments LLC	Delaware
Newbury Properties DE LLC	Delaware
RE CDO Management LLC	Delaware
Sealy Airpark Nashville General Partnership	Delaware
Sealy Newmarket General Partnership	Delaware
Sealy Northwest Atlanta Partners L.P.	Delaware
SoCal Office Loan Portfolio LLC	Delaware
SoCal OLP Holdings LLC	Delaware
WRP Management LLC	Delaware
WRT-1050 Corporetum Holdings LLC	Delaware
WRT-1050 Corporetum Property LLC	Delaware
WRT-1050 Corporetum Property Manager LLC	Delaware

WRT-550/650 Corporetum Property LLC	Delaware
WRT-550/650 Corporetum Property Manager LLC	Delaware
WRT-701 Arboretum Property LLC	Delaware
WRT-701 Arboretum Property Manager LLC	Delaware
WRT-701 Seventh LLC	Delaware
WRT-1515 MS L.P.	Delaware
WRT-1515 Property GP LLC	Delaware
WRT-1515 MSA GP LLC	Delaware
WRT-1515 Limited Partnership	Delaware
WRT-Andover Property LLC	Delaware
WRT-Andover Property Manager LLC	Delaware
WRT-Atlanta LLC	Delaware
WRT-CDH II LLC	Delaware
WRT-CDO LLC	Delaware
WRT-Concord LLC	Delaware
WRT-Crossroads LLC	Delaware
WRT-Crossroads One LLC	Delaware
WRT-DV LLC	Delaware
WRT-Elad One South State Lender L.P.	Delaware
WRT-Elad One South State Equity L.P.	Delaware
WRT-Fenway Wateridge LLC	Delaware
WRT-High Line LLC	Delaware
WRT-Lake Brandt Property LLC	Delaware
WRT-Lender LLC	Delaware
WRT-Lender (Poipu) LLC	Delaware
WRT-Lender (Disney) LLC	Delaware
WRT-Lender (Wailea) LLC	Delaware
WRT-Lender (Pinnacle) LLC	Delaware
WRT-LP LLC	Delaware
WRT-Marc RC Holding LLC	Delaware
WRT-Marc RC LLC	Illinois
WRT-Mentor Equity LLC	Delaware
WRT-Nashville Airpark LLC	Delaware
WRT-Property Holdings LLC	Delaware
WRT-PV Lender LLC	Delaware
WRT-Queensridge Lender LLC	Delaware
WRT Realty L.P.	Delaware
WRT-Rockwell LLC	Delaware
WRT-ROIC Lakeside Eagle LLC	Delaware
WRT-ROIC Riverside LLC	Delaware
WRT-SoCal Lender LLC	Delaware
WRT-South Burlington Property LLC	Delaware
WRT-South Burlington Property Manager LLC	Delaware
WRT-Springing Member LLC	Delaware
WRT-Stamford LLC	Delaware
WRT-State Street Lender LLC	Delaware

WRT TRS Management Corp.	Delaware
WRT-VHH LLC	Delaware
WRT-Waterford Place LLC	Delaware